UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2009
HANMI FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California	90010

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (213) 382-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On July 31, 2009, Hanmi Financial Corporation (“Hanmi Financial”) and Leading Investment & Securities Co., Ltd., a Korean securities broker-dealer (“Leading”), entered into a First Amendment to the Securities Purchase Agreement (the “First Amendment”) amending the Securities Purchase Agreement, dated June 12, 2009, between the parties (the “Securities Purchase Agreement”). The Securities Purchase Agreement is attached as Exhibit 10.1 to Hanmi Financial’s current report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2009. The First Amendment amends the Securities Purchase Agreement to (i) correct the number of shares to be acquired by Leading, (ii) extend the date by which the parties will be permitted to terminate the transaction in the event that certain obligations and conditions to closing have not been met, and (iii) specify the terms for funding the escrow account relating to the initial acquisition contemplated by the agreement.
     In particular, the First Amendment specifies that the aggregate number of shares to be acquired by Leading will be 8,079,612. The acquisition of these shares by Leading will be accomplished through an initial purchase of 5,070,423 shares of Hanmi Financial common stock, representing up to 9.9% of the issued and outstanding shares of Hanmi Financial common stock after giving effect to the sale of such shares (the “Initial Acquisition”), and a subsequent purchase of 3,009,189 shares of Company common stock (the “Additional Acquisition”), which together with the Initial Acquisition will represent up to 14.9% of the issued and outstanding shares of Company common stock after giving effect to the sale of such shares.
     In addition, the First Amendment provides that the date by which the parties will be permitted to terminate the proposed acquisition in the event that certain obligations and conditions to closing have not been met will be extended from July 31, 2009 to September 30, 2009.
     Finally, the First Amendment provides for the immediate funding of the purchase price relating to the Initial Acquisition by Leading into an escrow account pending closing. In the event that the Initial Acquisition is not completed on or prior to September 30, 2009, or the applicable regulatory authorities have informed Leading that regulatory approvals or consents will not be obtained by September 30, 2009, then the escrowed funds will be returned to Leading.
     The First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The press release announcing the First Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment attached hereto.

Item 3.02	Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.
     In Hanmi Financial’s August 3, 2009 press release, Hanmi Financial announced that IWL Partners, a Korean private equity fund and affiliate of Leading, had recently completed its due diligence of Hanmi Financial and is in active discussions with Hanmi Financial regarding a substantial capital investment. Such a transaction would be subject to negotiation of a definitive agreement and receipt of all required regulatory and shareholder approvals, as necessary. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
10.1	First Amendment to the Securities Purchase Agreement, dated July 31, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd.

99.1	Press Release, dated August 3, 2009, issued by Hanmi Financial Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2009	HANMI FINANCIAL CORPORATION
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	First Amendment to the Securities Purchase Agreement, dated July 31, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd.

99.1	Press Release, dated August 3, 2009, issued by Hanmi Financial Corporation.